Exhibit 24(b)


[GRAPHIC-COMPANY LOGO]
                    [LETTERHEAD OF JUDELSON GIORDANO SIEGEL]









We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Balchem Corporation 401(k) Profit Sharing Plan of our report dated February 7, 1997, with respect to the consolidated financial statements of Balchem Corporation incorporated by reference in its Annual Report (Form 10-K) and the related financial statement schedule included therein.

                                                     s/sJudelson Giordano Siegel
                                                     ---------------------------
                                                        Judelson Giordano Siegel




December 16, 1997